UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2015 (June 25, 2015)

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on June 25, 2015, (a) Lucas Energy, Inc. (the “Company”, “we” and “us”) entered into (1) a Compromise Settlement Agreement and Mutual General Release with Earthstone Operating, LLC, Earthstone Energy, Inc., Oak Valley Resources, LLC, Oak Valley Operating LLC and Sabine River Energy, LLC (collectively “Earthstone” and the “Earthstone Settlement”); (2) a Compromise Settlement Agreement and Mutual General Release with Earthstone and Victory Energy Corporation, AEP Assets LLC and Aurora Energy Partners (collectively the “Victory Parties” and the “Earthstone/Victory Settlement”); and (3) a Settlement Agreement and Mutual Release with Victory Energy Corporation (“Victory” and the “Victory Settlement”); and (b) Victory and Louise H. Rogers, our senior lender (“Rogers”) entered into a Settlement Agreement and Mutual Release (the “Rogers Settlement”).

Earthstone Settlement and Earthstone/Victory Settlement

Pursuant to the terms of the Earthstone Settlement and the Earthstone/Victory Settlement, Earthstone agreed to pay us $54,020 (representing the net of amounts previously paid by Victory to Earthstone in connection with the terms of a participation agreement covering certain leases in Karnes County, Texas and certain amounts owed to us in connection with title issues discovered in connection with those leases) and we agreed that we are deemed a non-consenting party in connection with certain wells; and Victory agreed to assign certain oil and gas interests in the wells which we transferred to Victory in February 2015, to Earthstone. We and Earthstone also agreed to not disparage or talk negatively about each other and further agreed to release each other (the Victory Parties also agreed to release Earthstone pursuant to the Earthstone/Victory Settlement) from any and all claims, demands and causes of action which either party had against the other prior to the June 25, 2015 effective date of the Earthstone/Victory Settlement, whether known or unknown, except in connection with the breach, enforcement or interpretation of the Earthstone/Victory Settlement.

Victory Settlement

Pursuant to the Victory Settlement, we and Victory agreed to terminate any and all obligations between the parties pursuant to that certain February 2, 2015 Letter of Intent for Business Combination (the “Letter of Intent”), pursuant to which we and Victory previously planned to combine our companies, and that certain Pre-Merger Collaboration Agreement dated February 26, 2015, as amended by amendment No. 1 thereto, dated March 3, 2015 (as amended, the “Collaboration Agreement”); that Victory would retain ownership and control over five Penn Virginia well-bores (the “Penn Virginia Well-Bores”) and would also retain the obligations to pay expenses associated with such Penn Virginia Well-Bores effective after August 1, 2014; and that we would also assign Victory rights to another property located in the same field as the Penn Virginia Well-Bores.  We also confirmed the amount of $600,000 previously advanced to us by Victory pursuant to the terms of a prior Pre-Merger Loan and Funding Agreement dated February 26, 2015 (the “Funding Agreement”); that Victory has no further obligations to advance any additional funds to us pursuant to the terms of the Funding Agreement (which originally provided us the right to borrow up to $2 million from Victory); and that we would issue 1,101,729 shares of our restricted common stock to Victory (the “Victory Shares”) in full consideration of the $600,000 owed under the Funding Agreement (which will be held in escrow until the payment of amounts owed to Rogers under the Rogers Settlement described below).  We also agreed to grant Victory piggy-back registration rights in connection with the Victory Shares and Victory agreed to leakout terms associated with the Victory Shares, whereby Victory may not sell through a broker, more than 25,000 of the Victory Shares per day; 125,000 of the Victory Shares per week; and 500,000 of the Victory Shares per month. We and Victory also agreed to release each other from any and all claims, demands and causes of action which either party had against the other prior to the June 25, 2015 effective date of the Victory Settlement, whether known or unknown, in connection with the terminated agreements. The Victory Shares are in lieu of any shares of common stock we were required to pledge to Victory pursuant to the terms of the Funding Agreement and related agreements, provided that we have not issued any pledged shares to Victory to date.

The description of the Victory Settlement above is not complete and is qualified in its entirety by reference to the Victory Settlement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Rogers Settlement

Pursuant to the Rogers Settlement, Victory and Rogers agreed, among other things, to terminate the $250,000 contingently payable note which was issued to Rogers in connection with the entry by us and Victory into the Collaboration Agreement and that Victory would pay Rogers, on or before July 15, 2015, $253,750 (which amount when paid will reduce amounts we owe to Rogers under our loan agreement with Rogers), and that Rogers’ legal counsel will hold the assignment of the Penn Virginia Well-Bores (described above) in escrow until such time as the required payment is made by Victory.

Item 1.02 Termination of a Material Definitive Agreement.

The information regarding the Victory Settlement, including, but not limited to the termination of the Letter of Intent, Collaboration Agreement and Funding Agreement, described above, is incorporated in this Item 1.02 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with our entry into the Victory Settlement, we agreed to issue Victory the Victory Shares (defined and described above in Item 1.01). We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder in connection with the issuance of the Victory Shares. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were all privately negotiated, and none involved any kind of public solicitation. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The recipient (Victory) is an “accredited investor”.

Item 7.01 Regulation FD Disclosure

 On June 30, 2015, the Company filed a press release disclosing the Company’s entry into the agreements discussed in Item 1.01 above.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Sale of Karnes County Interests

On June 25, 2015, we closed the sale (effective June 1, 2015) of 139.04 net acres of oil and gas properties located in Karnes County, Texas, to Earthstone Energy, Inc. (“Earthstone Energy”), which included the sale of all working interest, net lease interest and contractual rights owned by us in the Copeland-Karnes Unit and the Griffin Unit (the “Units”), but not any contractual obligations relating to the LEI Copeland-Karnes wellbore and the LEI Griffin wellbore or production therefrom. Earthstone Energy also became the operator of the Units.  The total purchase price paid to us for the purchase was $347,600, along with the grant from Earthstone to us of an option to participate, at cost, for up to 20% of an 8/8ths, in all future operations within the proposed ESTE-Boggs Unit upon successfully obtaining the required funding,  provided that we must exercise the option (with proof of funding) on or before August 1, 2015, or such earlier date as Earthstone Energy begins drilling.  We also agreed, in the event we exercise the option, to pay Earthstone Energy 20% of all costs incurred.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 10.1*	Description Settlement Agreement and Mutual Release dated June 24, 2015 and effective June 25, 2015, by and between Lucas Energy, Inc. and Victory Energy Corporation
99.1**	Press Release dated June 30, 2015

* Filed herewith.
** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: June 30, 2015

EXHIBIT INDEX

Exhibit No. 10.1*	Description Settlement Agreement and Mutual Release dated June 24, 2015 and effective June 25, 2015, by and between Lucas Energy, Inc. and Victory Energy Corporation
99.1**	Press Release dated June 30, 2015

* Filed herewith.
** Furnished herewith.